                             MEMORANDUM OF AGREEMENT
                               (12B-1 FEE WAIVERS)

     This Memorandum of Agreement is entered into as of the effective date listed on Exhibit "A" of this agreement, between AIM Equity Funds, AIM Investment Funds, AIM Investment Securities Funds and AIM Tax-Exempt Funds (each a "Trust" and, collectively, the "Trusts"), on behalf of the fund listed on Exhibit "A" to this Memorandum of Agreement (the "Funds"), and A I M Distributors, Inc. ("Distributors"). Distributors shall and hereby agrees to waive fees of each Fund, on behalf of its respective classes as applicable, severally and not jointly, as indicated in the attached Exhibit.

     For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Trust and Distributors agree as follows:

     For the Contractual Limits (listed in the attached Exhibit), the Trusts and Distributors agree until at least the date set forth on the attached Exhibit "A" (the "Expiration Date") that Distributors will waive Rule 12b-1 distribution plan fees in an amount equal to the rates as set forth on Exhibit "A" multiplied by the average annual daily net assets allocable to such class. The Funds' Board of Trustees and AIM may terminate or modify this Memorandum of Agreement prior to the Expiration Date only by mutual written consent. Distributors will not have any right to reimbursement of any amount so waived.

     For the Contractual Limits, the Trusts and Distributors agree to review the then-current waivers for each class of each Fund listed on Exhibit "A" on a date prior to the Expiration Date to determine whether such waivers should be amended, continued or terminated. The waivers will expire upon the Expiration Date unless the Trusts and AIM have agreed to continue them. Exhibit "A" will be amended to reflect any such agreement.

     For the Voluntary Limits (listed in the attached Exhibit), the Trust and AIM agree that these are not contractual in nature and that AIM may establish, amend and/or terminate such expense limitations at any time in its sole discretion after consultation with the Funds' Board of Trustees. Any delay or failure by AIM to update this Memorandum of Agreement with regards to the terminations, extensions, or expirations of the Voluntary Limits shall have no effect on the term of such voluntary Limitations; the Voluntary Limitations are listed herein for informational purposes only.

     It is expressly agreed that the obligations of the Trusts hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall only bind the assets and property of the Funds, as provided in the Trusts' Agreement and Declaration of Trust. The execution and delivery of this Memorandum of Agreement have been authorized by the Trustees of each Trust, and this Memorandum of Agreement has been executed and delivered by an authorized officer of each Trust acting as such; neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Funds, as provided in the Trusts' Agreement and Declaration of Trust.

     IN WITNESS WHEREOF, the Trusts and Distributors have entered into this Memorandum of Agreement as of the date first above written.

                                        AIM EQUITY FUNDS
                                        AIM INVESTMENT FUNDS
                                        AIM INVESTMENT SECURITIES FUNDS
                                        AIM TAX-EXEMPT FUNDS
                                        on behalf of the Funds listed in
                                        Exhibit "A" to this Memorandum of
                                        Agreement


                                        By: /s/ Robert H. Graham
                                            ------------------------------------
                                        Title: President


                                        A I M DISTRIBUTORS, INC.


                                        By: /s/ Gene L. Needles
                                            ------------------------------------
                                        Title: President

                                   EXHIBIT "A"

FUNDS WITH FISCAL YEAR END OF JULY 31

                         AIM INVESTMENT SECURITIES FUNDS

                           CONTRACTUAL/
          FUND               VOLUNTARY    WAIVER    EFFECTIVE DATE    EXPIRATION DATE
          ----             ------------   ------   ----------------   ---------------
AIM Short Term Bond Fund
   Class C Shares           Contractual    0.50%   February 1, 2006    June 30, 2007

FUNDS WITH FISCAL YEAR END OF MARCH 31

                              AIM TAX-EXEMPT FUNDS

                           CONTRACTUAL/
          FUND               VOLUNTARY    WAIVER    EFFECTIVE DATE    EXPIRATION DATE
          ----             ------------   ------   ----------------   ---------------
AIM Tax-Exempt Cash Fund                           Upon acquisition
   Class A Shares           Contractual    0.15%        in 1993        June 30, 2007

FUNDS WITH FISCAL YEAR END OF OCTOBER 31

                              AIM INVESTMENT FUNDS

                           CONTRACTUAL/
          FUND               VOLUNTARY    WAIVER    EFFECTIVE DATE    EXPIRATION DATE
          ----             ------------   ------   ----------------   ---------------
AIM Enhanced Short Bond
   Fund
   Class C Shares           Contractual    0.50%    March 31, 2006     June 30, 2007

                                AIM EQUITY FUNDS

                           CONTRACTUAL/
          FUND               VOLUNTARY    WAIVER    EFFECTIVE DATE    EXPIRATION DATE
          ----             ------------   ------   ----------------   ---------------
AIM Select Basic Value
   Fund
   Class A, B and C
      Shares                 Voluntary      All     August 30, 2002        N/A(1)

(1) AIM may establish, amend or terminate voluntary waivers at any time in its sole discretion.